Exhibit 10.7

INIANO REVENUE
AUTHOUTY
OF SINGAPORE

Certificate of Stamp Duty

Stamp Certificate Ref No.	083206-94LA4-1-499525724
Stamp Certificate Issued Date	11 Sep 2024

Document Ref No.	2409103803060 ver. 1.0
Document Description	Tenancy Agreement
Date of Document	10 Sep 2024

Property	38 IRRAWADDY RD #06-37 SINGAPORE 329563

Landlord/ Lessor	THE COLORECTAL CLINIC PTE. LTD. (UEN-LOCAL CO - 200414113R)

Tenant/ Lessee	HC ORTHOPAEDIC SURGERY PTE. LTD. (UEN-LOCAL CO - 201725626E)

Stamp Duty	S$3,024.00
Total Amount	S$3,024.00

Check stamp certificate authenticity at My Tax Portal - Stamp Duty

SXXXX297D - 11 Sep 2024	083206-94LA4-1-499525724
2409103803060

TENANCY AGREEMENT

(CLINICS)

THE COLORECTAL CLINIC PTE. LTD.

... Landlord

And

HC ORTHOPAEDIC SURGERY PTE. LTD.

... Tenant

LEASE

AT 38 IRRAWADDY ROAD

#06-37 MOUNT ELIZABETH NOVENA SPECIALIST CENTRE

SINGAPORE 329563

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

APPENDIX 1 OF PART D

CHECKLIST

S/N	Leasing Principle	Code - Compliant	Deviation from Code requiring submission of declaration to FTIC?		Not Applicable
PART 8 OF CODE OF CONDUCT: LEASING PRINCIPLES FOR KEY TENANCY TERMS
1.	* Exclusivity	☒ To check if there Is no exclusivity clause	☐ To check if there Is exclusivity clause		-
			Landlord	Tenant
To Initial If deviation is agreed

2.	Costs to Prepare the Lease Agreement and Third Party Costs
	2.1	General Principles on all Costs		☒	-	-
	2.2	Point-of-Sales system (POS system)		☐	-	☒ To check if landlord does not require integration of tenant’s POS system with landlord’s POS system
	2.3	Costs to Prepare the Lease Agreement		☒	-	-
	2.4	Fees for Tenant- Initiated Requests		☐	-	☒ To check if there are no ancillary documents arising from tenant-initiated requests at lime of lease preparation
	2.5	Third Party Costs
		2.5.1	General Principles on Third Party Costs	☒	-	-
		2.5.2	Sales Audit Fees	☐	-	☒ To check if the rent payable to landlord does not comprise GTO Rent
		2.5.3	Public Liability Insurance	☒	-	☐ To check if the floor area of the leased premises is more than 15,000 square feet
		2.5.4	Electricity Charges	☒	-

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

S/N	Leasing Principle	Code - Compliant	Deviation from Code requiring submission of declaration to FTIC?		Not Applicable
3.	Advertising and Promotion Charge and Service Charge	☐	-		☒ To check if there is no A&P charge and no service charge payable to landlord
4.	Pre-termination by Landlord due to Landlord’s Redevelopment Works	☐	-		☒ To check landlord does not require the right to pre-terminate the lease for redevelopment works
5.	* Sales Performance	☒ To check if there is no sales performance clause	☐ To check if there is sales performance clause		-
			Landlord	Tenant
To Initial If deviation is agreed
Remarks:
6.	Pre-Termination by Tenants	☒	-		☐
Tenant
To check and initial above if tenant is not trading under the brand name of a principal or franchisor or if tenant does not require the right to pre-terminate the lease for exceptional conditions
7.	* Security Deposit	☒ To check if security deposit does not exceed 3 months’ gross rent	☐ To check if security deposit exceeds 3 months’ gross rent		☐ To check if floor area of premises is more than 5,000 square feet and/or lease term is more than 3 years of it 3 months’ gross rent is equal to or less than $500
			Landlord	Tenant
To initial if deviation is agreed

8.	Floor Area Alterations	☒	-		☐ To check if lease is a renewal lease or if the agreed floor area is equal to or less than 300 square feet
9.	Building Maintenance	☒	-		-

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

S/N	Leasing Principle	Code - Compliant	Deviation from Code requiring submission of declaration to FTIC?		Not Applicable
10.	* Rental Formula	☒ To check if rental formula is not a single	☐ To check if rental formula is not a single rental formula		-
		rental formula (i.e. not an “either/or” formula, and	Landlord	Tenant
		does not have a GTO component if GTO is more than S$2)	To initial If deviation is agreed and to select and complete the alternative agreed rental formula in the section below
Agreed Rental Formula

I.	S$XX psf or Y% of GTO. whichever is higher
II.	(S$XX psf + Y% of GTO) or Z% if GTO, whichever is higher
III.	S$XX psf + Y% of GTO above S$XY per month
IV.	Others: __________________________________________

PART C OF CODE OF CONDUCT: LEASING PRINCIPLES FOR CONFIDENTIALLY CLAUSES AND DATA TRANSPARENCY
11.	Confidentially	☒ To check if confidentially clause applies to both landlord and tenant	☐ To check if there is no confidentially clause binding on both parties

12.	Data Transparency
	12.1	Sharing of sales data prior to signing of lease agreement	☐ To check if landlord has shared sales data prior to signing of lease agreement	☒ To check if landlord do not collect sales data from tenants as part of the GTO Rent formula
	12.2	Sharing of sales data on a bi-annual basis during the lease term	☐	☒ To check if landlord do not collect sales data from tenants as part of the GTO Rent formula

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

TENANCY AGREEMENT

(Commercial)

AN AGREEMENT made on the 11 day of September 2024.

BETWEEN

The Colorectal Clinic Pte. Ltd., UEN No. 200414113R, a company incorporated in Singapore and having its registered office at 38 Irrawaddy Road #06 37 Mount Elizabeth Novena Specialist Centre Singapore 329563 (hereinafter called the “Landlord” which expression shall, where the context so permits, include the Landlord’s successors and assigns) of the one part

AND

HC Orthopaedic Surgery Pte. Ltd., UEN No. 201725626E, a company incorporated in Singapore and having its registered office at 3 Mount Elizabeth #15-14 Mount Elizabeth Hospital Singapore 228510 (hereinafter called the “Tenant” which expression shall, where the context so permits, include the Tenant’s successors and assigns) of the other part.

WHEREBY IT IS AGREED AS FOLLOWS:

1.	DEMISED PREMISES

In consideration of the rents, maintenance and service charges and the Tenant’s covenants hereinafter reserved and contained, the Landlord hereby grants to the Tenant a tenancy of all that property known as 38 Irrawaddy Road #06- 37 Mount Elizabeth Novena Specialist Centre Singapore 329563 (“herein after referred to as the Demised Premises” and floor plan at Appendix A) with all with the fixtures, and fittings therein belonging to the Landlord as specified in the inventory list annexed hereto and together with the right for the Tenant and others duly authorized by the Tenant, in common with the Landlord and others entitled thereto, at all times hereby created to use and enjoy all the usual entrances, passages, staircases, escalators, landings, corridors and all amenities connected with the use of the said premises, excepting and reserving unto the Landlord the free and uninterrupted use of and access to all air-conditioning ducts, pipes, electric and other wires, flues and drains in, through, under or above the Demised Premises, TO HOLD the Demised Premises unto the Tenant at the rent for the term and on and subject to the covenants, terms and conditions and provisions hereinafter set out.

2.	TERM

The term for this tenancy is for fixed period of 3 years which shall commence on the 1st day of March 2025 and expiring on the 29th day of February 2028, (“the Term”), SUBJECT ALWAYS to the provisions for prior determination hereinafter contained.

3.	TENANT’S COVENANTS

The Tenant hereby agrees with the Landlord as follows:

3.1.	To pay the monthly rent and maintenance and service charge hereby reserved at the time and in the manner set out herein without any deduction or set-off whatsoever, as follows:	PAYMENT OF RENT

3.2.	The monthly rent shall be S$ 21,000.00 per month and subject to GST.

3.3.	The Tenant hereby agrees to pay the monthly maintenance and service charge, for the upkeep and maintenance of the common areas and the operations of the services supplied and used in the building, shall be S$ 1,238.88 per month (subject to GST) directly to the MCST Plan 4094 of Mount Elizabeth Novena Hospital & Specialist Centre, 38 Irrawaddy Road #01-01 Singapore 329563. This amount is subject to change by MCST.

3.4.	The Tenant hereby agrees to pay any additional maintenance and service charge which may be payable in the event of any increase in costs for the upkeep of the building and the operations of the services supplied and used in the building chargeable by MCST 4094.

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

3.5.	Payment of rent payable monthly in advance without deduction whatsoever on the 1st day of each month.

3.6.	All payment of rent shall be made to the account of the Landlord: The Colorectal Clinic Pte Ltd at DBS bank with account number: 0159010767. If the payment is by GIRO, evidence of such GIRO arrangement shall be provided by the Tenant to the Landlord within 1 month from the commencement of this Agreement.

3.7.	For avoidance of doubt, the Parties agree that no advertising and promotion charge or service charge shall be payable by the Tenant to the Landlord.

3.8.	To pay a security deposit of S$ 63,000.00 (hereinafter referred to as the “Security Deposit”) to be held by the Landlord (the receipt whereof the Landlord hereby acknowledges) as security for the due performance and observance by the Tenant of all covenants conditions and stipulations on the part of the Tenant herein contained, failing which the Tenant shall forfeit to the Landlord the said Security Deposit or such part thereof as may be necessary to remedy such default. PROVIDED ALWAYS that if the Tenant shall duly perform the said conditions, covenants and stipulations as aforesaid, up to and including the date of expiration of the Term the Landlord shall repay the said Security Deposit within 14 days from the date of such expiration without any interest. This Security Deposit shall not be utilised as set-off for any rent due and payable during the Term.	SECURITY DEPOSIT

3.9.	If any part of the Security Deposit shall be applied by the Landlord in accordance herewith, the Tenant shall on demand by the Landlord forthwith deposit with the Landlord the amount deducted or set-off by the Landlord from the Security Deposit.	TOPPING UP OF SECURITY DEPOSIT

3.10.	To pay the Goods and Services Tax (GST) and any present or future rates, taxes or assessments, impositions, levy or outgoings imposed upon or in respect of all sums payable by the Tenant to the Landlord pursuant to this Agreement.	GST & OTHER LEVIES

3.11.	To pay on demand any increase in property tax, over and above the amount of property tax for the Premises payable by the Landlord, regardless of the reason for such increase in the property tax and if the property tax is imposed or levied after the expiry of the Term or retrospectively this clause shall remain in full force and effect insofar as the same are not fulfilled.	INCREASE IN PROPERTY TAX

3.12.	Any water, electricity or gas meters to be installed for the use of the Premises shall be installed at the Tenant’s own cost and the Tenant shall pay all charges, including any tax payable thereon for the supply of water, electricity, gas and any water borne sewerage system, installed or used at the Premises.	PAYMENT OF OUTGOINGS

3.13.	If required for the Tenant’s operation, to install prior to commencement of the Term and maintain in good working order a circuit breaker to the Tenant’s power supply failing which the Landlord shall carry out such installation and the costs thereof shall be treated as debt due from the Tenant and shall be recoverable forthwith as such, by the Landlord.	POWER SUPPLY CIRCUIT BREAKER

3.14.	To install at its own cost all telecommunication systems and run wires thereof in accordance to the Landlord’s requirements and to ensure that such works are carried out by the contractors who are competent, certified and approved by the Infocomm Media Development Authority or the Landlord. The Tenant shall pay all charges, including any tax payable thereon, in respect of any telephone, facsimile and any other telecommunication services connected, installed or used at the Premises.	TELE- COMMUNICATION SYSTEM

3.15.	Not to erect, place, use or permit to be used within or outside the Premises any radio or television aerial or antenna or other similar media equipment likely to be seen or heard from the outside without the prior written consent of the Landlord PROVIDED ALWAYS that any such consent so given may be withdrawn at anytime by the Landlord having regard to the interest of the development and the right of neighbouring tenants, occupiers or persons lawfully therein.	RADIO OR TV AERIALS

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

3.16	The Tenant shall install and maintain at its own cost all security system for the Premises.	SECURITY SYSTEM

3.17	To keep fully serviced all air-conditioning units installed at and for the Premises in such like repair and condition as if the same were delivered to the Tenant at the commencement of this Agreement by keeping the air-conditioning units serviced and maintained at least once every 3 months at the expense of the Tenant by a designated air-conditioning contractor determine by the Landlord, and to take up a service contract with such contractor for the servicing cost shall be paid by the Tenant. A copy of the service contract is to be forwarded to the Landlord within 30 days of the commencement of the tenancy, and the receipts (where applicable) are to forwarded upon the Landlord’s request.	SERVICE OF AIR-CONDITIONING UNITS

3.18	To keep the air-conditioning units in good and tenantable repair and condition, throughout the term of this tenancy and the Tenant shall bear the cost and expense for the repair, replacement/renewal of parts should any breakdown or malfunctioning occur.	MAINTENANCE AND REPAIR OF AIR CONDITIONING UNITS

3.19	Not to:

3.19.1	Fix, affix or install any additional electrical points and appliances in or about the Premises without the prior written approval of the Landlord and the relevant authorities and to ensure such works are carried out by licensed electrical contractors and that the existing circuits are not overloaded;	ALTERATIONS & ADDITIONS, PARTITIONS, ELECTRICAL POINTS & APPLICANCES, & HEATING DEVICES

3.19.2	Use any electrical heating or other devices, which may interfere with the air conditioning system, lighting or electrical system in the Premises or in any part of the building; or

3.19.3	Install or construct any internal partitions and/or lighting and air-conditioning fittings.

3.19.4

Not to make or permit to be made any alterations and additions to the Premises (whether or not structural) or to any of the Landlord’s fixtures or fittings in the Premises without having first obtained the Landlord’s written consent.

In the event the Landlord consents to such alterations or additions, the Tenant shall obtain at its own expense all planning permission and approval necessary under the relevant statutory and non-statutory regulations, to carry out such additions and alterations in accordance with the conditions thereof.

All A&A works carried out within the premises will also be subject to Management Corporation (MCST)’s approval.

3.20

To keep the interior of the Premises including the flooring, interior plaster or other surface material or rendering on walls and ceilings and the Landlord’s fixtures and fittings therein including but not limited to the doors, windows, wires, pipes, installations, equipment, air-conditioners and or other fittings in good and tenantable repair and condition (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

TENANTABLE REPAIR

3.21

To permit the Landlord and/or its agents, 3 calendar months prior to the expiry of the Term and upon prior appointment, to bring prospective tenants to view the Premises for the purpose of letting the same.

ACCESS TO PREMISES FOR VIEWING (NEW TENANCY)

3.22

During the Term, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the Premises In the event of a prospective sale thereof. The Premises shall be sold subject to this tenancy, unless agreed otherwise by the parties.

ACCESS TO PREMISES FOR VIEWING (SALE)

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

3.23.	To permit the Landlord and its agents, surveyors and workmen to enter upon the Premises at all reasonable times by prior appointment, for the purpose of viewing the condition thereof and to do such works as may be required for any repairs to the Premises and to require the Tenant to rectify any defect for which the Tenant is liable within 7 days failing which, the Landlord shall carry out such repair works and the costs thereof shall be treated as debt due from the Tenant and shall be recoverable from the Tenant forthwith as such PROVIDED the Landlord will be provided free access immediately into the Premises, at all times, in cases where emergency repairs are necessary.	ACCESS TO PREMISES FOR REPAIRS

3.24.	To give immediate notice to the Landlord of any accident or damage to the interior of the Premises, fixtures and fittings or other facilities whatsoever provided by the Landlord and to pay immediately or to reimburse the Landlord for the cost of such repair or replacement save where such damage is caused by any act beyond the control of the Tenant.	ACCIDENTS OR DAMAGES

3.25.	To use the Premises or any part thereof as a Private Specialist Medical Clinic operated by medical practitioner(s) registered under the Medical Registration Act (Cap 174) in or for the practice of specialist medicine subject to the conditions as may be imposed by Parkway Irrawaddy Pte Ltd & Parkway Novena Pte Ltd and not to use or permit to be done on the Property anything which in the opinion of the Landlord may be or become a nuisance disturbance or inconvenience to the Landlord or other persons using the Building or any units adjacent thereto in connection with and for the purpose of the Tenant’s business, and not for any other purpose.	USE OF PREMISES

The Approved Medical Practitioners who will be practicing in the leased premises are doctors namely Dr Henry Chan Ying Ho (M11711J), Dr Nicholas Yeoh Ching Sing (M161082) and Dr Toon Dong Hao (M169728) and doctors under HC Orthopaedic Surgery under the medical specialty of Orthopaedic Surgery as approved by Parkway Irrawaddy Pte Ltd & Parkway Novena Pte Ltd. No other medical practitioner shall be allowed to practice at the leased premises unless prior written approval from Parkway Irrawaddy Pte Ltd & Parkway Novena Pte Ltd is obtained. The Approved Medical Practitioners to comply to the Restrictive Covenants in Appendix B with the terms contained in the Restrictions registered against the Property in favour of Parkway Irrawaddy Pte Ltd & Parkway Novena Pte Ltd.

3.26.	To obtain at its cost all necessary approvals, permits and licences from the relevant authorities to use the Premises as mentioned in clause 3.25. Any delay or failure in obtaining or any suspension or revocation of any necessary approval, permit or licence shall not affect this Agreement. Any subsequent change of the use of the Property shall first be consented and approved in writing by the Landlord before the Tenant submits any application for such change.	PERMITS & APPROVALS

3.27.	Not to reside in or permit any person to reside in any part of the Premises or use or permit the Premises to be used for dwelling purpose and other uses prohibited by law and not to do or suffer to be done anything in or upon the Premises or any part thereof, any activities of an illegal or immoral nature.	PROHIBITED USE & ILLEGAL ACTIVITIES

3.28.	Not to use the Premises or any part thereof in a manner which may become a nuisance or annoyance to the Landlord or the occupants of the building or to neighbouring premises.	NOT TO CREATE NUISANCE

3.29.

Not to assign or transfer any of the Tenant’s rights, benefits and/or obligations under this Agreement, and shall not assign, transfer, charge, mortgage, license or part with or share possession of the whole or any part of the Premises, except with the prior written consent of the Landlord. The Landlord shall allow the Tenant to sublet one of the consult room to Specialist doctors which is subject to approval by Parkway Irrawaddy Pte Ltd & Parkway Novena Pte Ltd.

ASSIGNMENT & SUB-LETTING

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

3.30.	Not to store any goods or things upon or obstruct the areas used in common with the Landlord and the Landlord’s other tenants, licensees and occupiers. Not to block up, darken, obstruct or permit obstruction in any manner, to the windows or lights belonging to the Premises or to the Landlord.	NO STORAGE & OBSTRUCTION

3.31.	Not to bring, store, permit or suffer to be done in the Premises or any part thereof any goods which in the opinion of the Landlord are of a dangerous, obnoxious, inflammable or explosive nature and should the Landlord consent to the storage of such material, to pay any increase in premium for fire or other insurances that may be taken out by the Landlord.	STORAGE OF DANGEROUS MATERIALS

3.32.	Not to throw or permit to be thrown, any dirt, rubbish, rags, boxes or other refuse except into proper bins and other containers provided for such purpose and to pay the Landlord the costs of removing such things and the costs of any damage to the common area, passages, lifts, lift shafts, toilets or other conveniences in the building from the breach thereof.	NO WASTE

3.33.	Not to bring or allow to be brought onto the Premises any heavy machinery save for typewriters, information processing systems, photocopying machines, computers and such other equipment as are required for the Tenant’s business and approved by the Landlord.	NO HEAVY MACHINERY

3.34.	Not to do permit or suffer to be loaded on any part of the floors of the building or the Premises to a weight greater than permitted by the building management and shall when required by the Landlord distribute any load on any part of the floor of the Premises in accordance with the directions and requirements of the Landlord.	NO EXCESS LOADING

3.35.	To ensure that the Tenant’s employees, servants, agents or visitors do not obstruct the areas designated as loading/unloading areas and at all times comply with the directions of the Landlord’s staff or agents exercising due control of such areas, and not to place or take into the escalators or passenger lifts any baggage, parcels, sacks, trolleys or other goods or use them for delivery or disposal purposes.	LOADING & UNLOADING, & DELIVERY OF GOODS, ETC

3.36.	Not to display any signs, signboards, notices, flagstaff, placard or poster at or outside the Premises except such as is approved by the Landlord or the Management Corporation or equivalent body of the building and or the relevant authorities.	BUSINESS SIGNS

3.37.	Not to change or in any way vary the frontage of the Premises and the entrance door provided or approved by the Landlord for the access to the Premises, without first having obtained the written consent of the Landlord and the Management Corporation’s approval.	FRONTAGE OF PREMISES

3.38.	Not to install any fixtures or fittings in or upon the Premises, which may be visible from outside the Premises, except such items fixtures and fittings that are approved by the Landlord and the Management Corporation’s approval.	FIXTURES & FITTINGS

3.38.1.	To maintain the building where the said premises are located (if the Landlord owns the whole of such building) or such part(s) of the building which are owned by the Landlord where the said premises are located (if the Landlord does not own the whole of such building).	MAINTENANCE

3.38.2.	To be responsible for any loss or damage suffered by tenant due to the gross negligence or willful default on the part of the Landlord to maintain the building or such part(s) thereof where the said premises are located as provided in Clause 3.39.1.

3.39.	To keep the Premises well and sufficiently lighted throughout the hours of business of the Premises and/or building.	SUFFICIENT LIGHTING

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

3.40.	To maintain, keep dean and free of chokage any drains, plumbing facilities or piping system serving the Premises.	CLEARING OF DRAINS, ETC

3.41.	To ensure that all washbasins, taps, sinks and other such water and sanitary apparatus within or exclusively serving the Premises are clean and in good order and to make good all lost and damage items due to the improper use or negligence of the Tenant.	TAPS, WASH BASINS ETC

3.42.	To keep the Premises free of pests, Insects, rodents, birds and animals and if required by the Landlord to employ from time to time or periodically, a pest-exterminating contractor approved by the Landlord to inspect, treat and ensure that the Premises is free of pests at the Tenant’s cost.	PREMISES TO BE FREE OF PESTS, ETC

3.43.	Not to place or take into escalators, passengers lifts any baggage, parcels, sacks, trolleys or other goods or use them for delivery or disposal purposes.	USAGE OF ESCALATORS & PASSENGER LIFTS

3.44.	Not to do or permit to be done upon the Premises anything whereby the Landlord’s insurance of Premises against fire may be rendered void or voidable or whereby the premium for any such insurance may be liable to be increased and to indemnify the Landlord against any such additional premiums. For avoidance of doubt the Tenant undertakes to indemnify the Landlord in full in the event such insurance becomes void or voidable due to the act or omission of the Tenant.	AVOIDANCE OF INSURANCE

3.45.	The Tenant shall at all times during the Term and during any period of holding over, effect and keep current:	TENANT’S INSURANCE

3.45.1.	A public liability insurance policy for S$2 million or other amount as may be specified by the Landlord from time to time in respect of the Premises which shall be taken out with an insurance company approved by the Landlord in the joint names of the Landlord and the Tenant and shall pay all premiums, costs and disbursements in connection thereof within seven (7) days after the same shall become due and payable;

3.45.2.	An adequate insurance policy, which shall be taken out with an insurance company approved by the Landlord on the internal partitions and all goods belonging to or held in trust by the Tenant in the Premises against loss or damage by fire, water, damage or discharge from sprinkler systems;

3.45.3.	Any other insurance policy or policies to cover any other risk as the Landlord may from time to time require and shall produce to the Landlord on demand the abovementioned policies as well as the receipts for payment of premium in respect thereof.

3.46	Upon the determination or sooner determination of the Term, to reinstate and to peaceably and quietly yield the Premises and all the Landlord’s fixtures, fittings and installations in or upon the Premises (including electrical installations, air-conditioning, pipes, conduits, etc.) to the state and condition as at the date the Tenant took possession of the Premises from the Landlord (fair wear and tear excepted) and to make good at the expense of the Tenant any damage or defacement caused failing which the Landlord shall rectify the same at the expense of the Tenant and deduct the costs thereof, and the expenses herein shall be treated as debt due from the Tenant and shall be recoverable forthwith as such.	REINSTATEMENT& YIELDING UP OF PREMISES

3.47.	To advise the Landlord in writing of any change in the address or registered office as the case may be, of the Tenant.	CHANGE OF ADDRESS

3.48.	To comply with the following at all times:	ILLEGAL IMMIGRANTS

3.48.1.	Where the Tenant’s employees are non-Singaporeans, to carry out due diligence checks to ensure that at all times during the currency of this Agreement that the Tenant and/or permitted occupants comply with all the rules and regulations relating to the Immigration Act (Chapter 133) and the Employment of Foreign Manpower Act (Chapter 91A) (if applicable) and any other law in the Republic of Singapore which relates to foreign residents employees.

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

3.48.2.	To ensure only employees of the Tenant who are Singapore citizens, permanent residents or are all legally employed in Singapore and holding valid work pass be allowed to work in the Premises.

3.48.3.	To provide the Landlord upon its written request for physical inspection, all immigration and employment documents, Including but not limited to the passports of all non-local occupants, the employment pass and/or work permits, proof of employment and to provide the Landlord with certified true copies of such documents.

3.48.4.	To authorise, permit and co-operate with the Landlord to make such enquiries with relevant government departments and/or employers to verify the same.

3.48.5.	To accept responsibility including criminal prosecution and the consequences thereof and to hold the Landlord harmless and indemnify the Landlord to the fullest extent allowed by the laws of the Republic of Singapore should any person who is a prohibited immigrant be found at the Premises.

3.49.	At all times:

3.49.1.	To observe, perform and cause all its servants, independent contractors, agents, invitees and licensees to observe and perform, the rules and regulations and any amendments thereof and additions thereto as may from time to time be made by the Landlord, Parkway Irrawaddy Pte Ltd, Parkway Novena Pte Ltd and/or the Management Corporation which shall be binding on and enforceable against the Tenant.	COMPLIANCE WITH LAWS, RULES & REGULATIONS

3.49.2.	Not to do or suffer to be done any act, which shall amount to a breach or non-observance of any negative or restrictive covenant of this Agreement or other instrument under which the Landlord holds the Premises.

3.49.3.	At all times during the Term, not to do, omit or suffer to be done in the Premises anything in contravention of any laws and regulations now or hereafter in force and any rules, orders or notices thereunder and to keep the Landlord indemnified in full against all penalty and costs in the event of any breach thereof.

3.50.	Should the Tenant receive any notices from any Government or any statutory or other relevant authorities with respect to the Premises, to give immediately to the Landlord a copy of the same.	GOVERNMENT NOTICES

3.51.	The Parties agree that in the event that there are legal and administrative fees incurred in preparing this Agreement, the costs to prepare this Agreement shall be determined in accordance with Paragraph 2.3 of the Code of Conduct for Leasing of Retail Premises in Singapore.	COSTS FOR PREPARATION OF TENANCY AGREEMENT

3.52.	The stamp fees of this Agreement shall be paid by the Tenant.	STAMP DUTIES

3.53.	The Landlord’s legal expenses (including legal cost and disbursements thereof) on a full indemnity basis, in the event of breach by the Tenant of the terms and conditions of this Agreement and the Landlord is required to take steps to enforce its rights hereunder.	INDEMNITY

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

3.54.	To be responsible for and to indemnify the Landlord from and against all claims and demands and against any damage occasioned to the Premises or any part of the building or any adjacent or neighbouring premises or injury to any person by any act default or negligence of the Tenant or the servants agents licensees or invitees of the Tenant.	INDEMNITY AGAINST CLAIMS DUE TO NEGLIGENCE OF TENANT

4.	The landlord hereby agrees with the Tenant as follows:

4.1.	The Tenant paying the monthly rent and service charge hereby reserved and observing and performing the terms and provisions of this Agreement shall peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord (save for the rights reserved by the Landlord under this Agreement).	QUIET ENJOYMENT

4.2.	At all times throughout the Term to keep insured the Premises (excluding the fixtures and fittings of the Tenant) against loss or damage by fire and such other risks as the landlord deem fit and to cause all monies received by virtue of such insurance to be forthwith laid out in reinstating the Premises so that the same shall be in no worse condition as it was before being damaged.	INSURANCE

4.3.	To pay all future rates, assessment, taxes, charges etc. in respect of the Premises, save and except such as are herein agreed to be paid by the Tenant.	RATES

4.4.	To keep or contribute to the Management Corporation to keep all common parts of the building in good and tenantable repair, clean and lighted and the lifts, escalators etc. in working order.	COMMON AREAS, LIGHTINGS, ETC

4.5.	To allow the Tenant to install or cause to be installed such equipment and other fixtures and fittings as are reasonably necessary for the operation of its business.	TENANT’S EQUIPMENTS

4.6.	If the landlord decides to sell the Premises together with this Tenancy, the Landlord shall cause all the rights and obligations of the Landlord and the Security Deposit under this Agreement to be transferred, assigned or novated to the new owner, whereupon the Tenant’s rights and obligations shall thereafter be exercisable and owed to the new owner.	LANDLORD’S OBLIGATIONS IF SALE WITH TENANCY

4.7.	Provision of Certified Floor Plans

4.7.1.	It the agreed floor area of the said premises is more than 300 square feet, the Landlord and the Tenant agree to accept certified floor plan(s) or building plan(s) from a relevant government authority which indicates the floor area of the said premises instead of appointing a registered surveyor to carry out a survey to determine the Floor Area of the Premises. The Landlord shall provide the aforesaid certified floor plan(s) of building plan(s) to the Tenant.	PROVISION OF CERTIFIED FLOOR PLANS

4.7.2.	If the agreed floor area of the said premises is 300 square feet or less, the Landlord and the Tenant agree that the Landlord is not required to appoint a registered surveyor to carry out a survey to determine the Floor Area of the Premises.

4.7.3.	The Parties agree that the said premises has not been formed or re-configured after redevelopment of the building or the completion of asset enhancement initiative works, such that the aforesaid certified floor plan(s) or building plan(s) no longer represent the floor area of the said premises.

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

5.	PROVIDED ALWAYS and it is hereby agreed and declared as follows:

5.1.	If the rent hereby reserved shall be unpaid for 7 days after being payable, the Landlord shall be lawfully entitled at any time thereafter to re-enter the Premises or any part thereof. Upon re-entry, this tenancy shall be absolutely terminated but without prejudice to the right of action of the Landlord in respect of any breach or any antecedent breach of this Agreement by the Tenant.	RE-ENTRY (NON-PAYMENT OF RENT)

5.2.	If at any time there shall be any other breach by the Tenant for failing or neglecting to perform or observe any of the terms and conditions of this Agreement, or if the Premises are not used as a private specialist medical clinic operated by an Approved specialist or specialist or specialists registered under the Medical Registration Act (Cap. 174 of Singapore) and accredited with Mount Elizabeth Novena Hospital during the lease term or, the Landlord shall serve on the Tenant a written notice specifying:	RE-ENTRY (OTHER BREACHES)

5.2.1.	The particulars and details of the breach complained of; and

5.2.2.	If the breach is capable of remedy, providing time for the Tenant to remedy the breach; and

5.2.3.	Requiring the Tenant to make monetary compensation for the breach,

And should the Tenant omit, fail or refuse to comply with the written notice. the Landlord shall be lawfully entitled at any time thereafter to re-enter the Premises or any part thereof, and thereupon this tenancy shall be absolutely terminated but without prejudice to the right of action of the Landlord in respect of any breach or any antecedent breach of this Tenancy Agreement by the Tenant.

5.3.	If the Tenant shall, during the Term, become bankrupt or enter into composition with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s goods, or if the Tenant being a body corporate shall go into liquidation whether voluntary (save for the purpose of amalgamation or reconstruction) or compulsory then, and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof. Upon re-entry, this tenancy shall be absolutely terminated but without prejudice to the right of action of the Landlord in respect of any breach or any antecedent breach of this Agreement by the Tenant.	INSOLVENCY

5.4.	Without prejudice to the Landlord’s rights reserved under clause 5.1 or 5.2, or any other rights or remedies available to the Landlord, in the event any monies due under or pursuant to this agreement shall remain unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at twelve percent (12%) per annum on the amount unpaid calculated from after the date due to the date of actual payment and all interest shall be deemed rent and shall be recoverable in like manner as arrears on rent.	INTEREST ON ARREARS

5.5.	The Landlord may upon re-entry or determination of this Agreement, remove from the Premises any items, including all plant, machinery, fixtures and fittings premises belonging to the Tenant and dispose or store such items in a warehouse at the cost of the Tenant, without being guilty of conversion or liable for loss or damage to such items by the said removal, disposal or storage. The Landlord shall also be entitled in its sole discretion and without prior notice to the Tenant to sell such goods or things at such times and at such prices or for such consideration as the Landlord thinks fit and to apply the net proceeds of the sale towards payment of money owing from the Tenant to the Landlord, if any. The Tenant shall fully indemnity the Landlord against all claims and or liability whatsoever incurred by reason of such disposal and or against all damage costs or losses incurred by reason of the presence of the said chattels or property in the Premises.	REMOVE & DISPOSAL OF ITEMS FOUND IN PREMISES

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

5.6.	Parkway Irrawaddy Pte Ltd & Parkway Novena Pte Ltd, the Management Corporation or Landlord shall have the right at any time to make, add, amend, cancel or suspend such, rules and regulations pertaining to the Premises as may in the discretion of the Landlord or the Management Corporation, be necessary, for the safety and cleanliness of the building or for the preservation of good order therein or for the convenience of the tenants and all such rules and regulations shall bind the Tenant from the date on which notice in writing thereof is given to the Tenant.	AMENDMENT TO RULES & REGULATIONS

5.7.	Notwithstanding anything herein contained the landlord shall be under no liability either to the Tenant or the Tenant’s licensees, servants, visitors or others who may be permitted to enter or use the building or any part thereof for accidents happening or for any injuries sustained or for loss of or damage to property, goods or chattels in the building or in any part thereof whether arising from any act, omission or negligence of the Landlord or any servant or agent of the Landlord.	LANDLORD NOT LIABLE FOR ACCIDENT, INJURIES BY NEGLIGENCE, ETC

5.8.	The landlord does not expressly or impliedly warrant that the Premises, the building, or any part thereof, are now or will in future remain suitable or adequate for all or any of the purposes of the Tenant or for any business to be carried on thereon or that particular business be carried on in the building.	EXCLUSION OF WARRANTY

5.9.	Notwithstanding anything herein contained, if at any time during the Term, any prohibited immigrant is found on the Premises or the Tenant and/or permitted occupants is/are no longer allowed to reside in the Republic of Singapore, this Agreement shall immediately be terminated and the Security Deposit forfeited by the Landlord without prejudice to any right of action of the Landlord in respect of any breach of this Agreement by the Tenant.	ILLEGAL WORKERS

5.10.	In case the Premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire, lightning, riot, explosion, or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use or inaccessible, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of the period the Premises shall continue to be unfit for occupation and use by reason of such destruction or damage.	DAMAGE RENDERING PREMISES UNFIT FOR USE

5.11.	If the unfitness of the Premises or inaccessibility thereto as aforesaid shall continue for a period of more than three (3) months either the Landlord or the Tenant shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other.	UNTENANTABILITY & DETERMINATION OF TENANCY

5.12.	The Tenant shall be entitled to pre-terminate this Agreement by giving to the Landlord no fess than six (6) months’ prior notice in writing upon the occurrence of either of the following two exceptional conditions (“exceptional conditions”):	TENANT’S RIGHT TO TERMINATE THE TENANCY UNDER EXCEPTIONAL CONDITIONS

5.12.1.	the business principal of the goods and/or services from which the Tenant has obtained the rights to sell the goods and/or provide the services which is being retailed at the said premises is insolvent (as determined in accordance with the laws of insolvency in the country where the business principal is established or incorporated); or

5.12.2.	the Tenant loses the distributorship or franchise rights to sell the goods and/or provide the services which are being retailed at the said premises where the loss of distributorship or franchise is not due to either the non-performance or breach by the Tenant of the distributorship or franchise agreement.

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

5.13.	The Tenant shall be entitled to elect to pay six (6) months’ gross rent in lieu of the six (6) months’ notice period to the Landlord or shorten the six (6) months’ notice period by paying an amount equivalent to the gross rent for the unfulfilled notice period, capped at six (6) months’ gross rent. The six (6) months’ notice period or such shorter notice period applicable pursuant to this clause shall herein be called the “Applicable Notice Period”.	APPLICABLE NOTICE PERIOD

5.14.	The Tenant shall pay a compensation sum equivalent to the Security Deposit Amount (the “Compensation Sum”) to the Landlord for any pre-termination of this Agreement by the Tenant pursuant to this clause on or prior to the expiry of the Applicable Notice Period. The Landlord shall be entitled to apply the entire security deposit towards the Compensation Sum on the expiry of the Applicable Notice Period and any shortfall shall be payable by the Tenant on or prior to the expiry of the Applicable Notice Period. The pre-termination of this Agreement and the payment of the Compensation Sum pursuant to this clause shall not affect any outstanding amounts owing by the Tenant to the Landlord under this Agreement.	COMPENSATION

5.15.	Upon the pre-termination of this Agreement pursuant to this clause, the Tenant must reinstate the said premises and yield up the said premises in accordance with the terms of this Agreement on the expiry of the Applicable Notice Period. For the avoidance of doubt, the Tenant must make good all damage caused to the said premises or the Building resulting from such reinstatement and yielding up. Upon the expiry of the Applicable Notice Period, the Term shall absolutely cease and determine but without prejudice to the rights and remedies of either Party against the other Party in respect of any antecedent breach of this Agreement by the other Party.	PREMATURE TERMINATION

5.16.	Upon the occurrence of either of the two exceptional conditions, instead of exercising its right to pre-terminate the Agreement under this clause, the Tenant may request to assign this Agreement to a replacement tenant, subject to the Landlord’s approval (such approval not to be unreasonably withheld).	ASSIGNMENT OF REPLACEMENT TENANT

5.17.	The provisions of this clause shall continue to apply notwithstanding the earlier termination of this Agreement.

5.18.	Without prejudice to any right of action by the Landlord under this Agreement or in law, if the Tenant is in breach of any clause thereby terminating this Agreement prematurely, then the Tenant shall reimburse the Landlord the commission paid, inclusive of Goods and Services Tax, by the Landlord to his own agency, Huttons Asia Pte Ltd (License No.: L3008899K), on a pro-rata basis calculated based on the remaining unfulfilled lease term.	REIMBURSEMENT OF PRO-RATED COMMISSION

5.19.	In the event any relevant authority for any reason requires the Tenant or the occupants or any of them to cease occupation of the Premises including but not limited to purposes of compulsory acquisition of the Premises, the Landlord shall be at their sole discretion be entitled but shall not be obliged to terminate this tenancy by giving 1 month’s written notice to that effect to the Tenant in which event the tenancy herein created shall determine.	MANDATORY TERMINATION BY AUTHORITIES (OTHER THAN COMPLUSORY ACQUISITION)

5.20.	If the Premises be affected by en-bloc redevelopment, it shall be lawful for the Landlord to terminate this tenancy by giving not less than 3 months’ advance notice In writing to the Tenant.	EN-BLOC

5.21.	In the event of compulsory acquisitions or en bloc, the Security Deposit will be refunded pursuant to this Agreement but without prejudice to any right of action of the Landlord in respect of any breach or any antecedent breach of this Agreement by the Tenant.	SECURITY DEPOSIT REFUND DUE TO COMPULSORY ACQUISITION OR ENBLOC

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

5.22.	The landlord will pay to Huttons Asia Pte Ltd (hereinafter called the “Broker”) the agreed commission of S$ 10,500.00 PLUS GST FORTHWITH UPON THIS AGREEMENT BEING SIGNED BY BOTH PARTIES. In the event that the Landlord should grant the Tenant an extension of the Term then the Landlord shall pay the broker another commission equivalent to one half (½) of the new monthly rental for every year of extension (plus GST). For the avoidance of doubt, the continued use by the Tenant of the Premises for his occupation after the expiration of the Term shall conclusively amount to there being an extension being granted by the Landlord and accepted by the Tenant.	COMMISSION

5.23.	It is expressly understood by the Landlord and the Tenant that the commission paid to their respective estate agencies (if any) as the brokerage or service fee in this transaction has been fully earned. No claims shall be made by the Landlord or Tenant against their respective estate agencies (if any) for a refund of the commission of fee whatsoever should the Tenancy herein be prematurely terminated tor any reasons whatsoever.	COMMISSION FULLY EARNED

5.24.	If any one or more of the provisions contained in this Agreement shall be deemed invalid unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.	SEVERABILITY

5.25.	If one party breaches or defaults any of the terms and conditions in this Agreement, and the other party waives such breach or default, that shall not be construed as a waiver of any similar breach or default in the future. If one party delays or omits to exercise any of its rights in this Agreement, the delay or omission shall not operate as a waiver of any breach or default of the other party.	NON-WAIVER

5.26.	Any notice served in connection with this Agreement shall be in writing and sufficiently served on the Tenant if left at the Premises or delivered to the Tenant personally or sent to the Tenant at the Premises by registered post and any notice to the Landlord shall be sufficiently served if sent address by registered post to the Landlord’s registered address.	SERVICE OF NOTICE

5.27.	The validity, interpretation and enforcement of this Agreement and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the Laws of the Republic of Singapore. The parties herein submit themselves to the jurisdiction of the Courts of Singapore.	GOVERNING LAW

5.28.	The Landlord and the Tenant shall keep confidential and shall not at any time disclose or permit to be disclosed the terms of this Agreement, or any negotiations discussions or agreements for a renewal of this Agreement or any matter in relation to this Agreement, except with the prior written consent of the other party or as required by law or by any court tribunal public authority or regulatory body (including any stock exchange) whether in Singapore or elsewhere or to the extent that such information has become public knowledge not due to either party’s breach of this undertaking.	CONFIDENTIALITY

The Landlord and the Tenant shall take all reasonable steps to minimize the risk of disclosure of the information referred to above by ensuring that only their employees and directors whose duties require them to possess such information shall have access thereto, and that they shall be instructed to treat the same as confidential.

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by the Landlord
(With Company stamp affixed where applicable	)
)
)

/s/ Wong Soong Kuan
THE COLORECTAL CLINIC PTE. LTD.

Name of authorized signatory :
Dr Wong Soong Kuan
MCR No: 04878 Z

NRIC No: S1597474E

in the presence of:-

/s/ Elle Cheong
Witness

Name:	Elle Cheong

NRIC No.:	S8131297D

SIGNED by the Tenant
(With Company stamp affixed where applicable	)
)
)

/s/ CHAN YING HO
HC ORTHOPAEDIC SURGERY PTE.LTD.

Name of authorized signatory:
CHAN YING HO

NRIC No.: S579717887

in the presence of:-

/s/ Guo Juske
Witness

Name:	Guo Juske

NRIC No.:	S8978606A

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

Appendix A

Floor Plan

LOW CABINET
12297
Treatment / Meds
Nurse Counter Work Area
Exam - Consult
Drug Dispensing
Feature Wall

LAYOUT PLAN 1

SCALE 1:50

Huttons	Huttons Asia Pte Ltd | L3008899K | 3 Bishan Place, #05-01 CPF Building, Singapore 579838
SINGAPORE’S LARGEST	Tel. (65) 6250030 | Fax (65) 62530090
PRIVATE REAL ESTATE AGENCY	Email: info@huttonsgroup.com | Website: www.huttonsgroup.com

Appendix B

RESTRICTIVE COVENANTS

1.	The Tenant covenants that the Tenant shall comply with and where applicable, shall procure the specialist(s) practising at the Premises to comply with, the following:

(a)	Not to without the prior written consent of the Landlord. Parkway Irrawaddy Pte Ltd. (“the Covenantee” ) and Parkway Novena Pte Ltd which consent may be granted or withheld at the sole discretion of the Landlord, the Covenantee and Parkway Novena Pte Ltd and if granted subject to such conditions as may be imposed by the Covenantee and Parkway Novena Pte Ltd. use any part of the Premises for residential purposes or for any purpose other than as a private specialist medical clinic operated by a specialist / specialists registered under the Medical Registration Act (Cap. 174).

(b)	Not to without the prior written consent of the Landlord, the Covenantee and Parkway Novena Pte. Ltd . which consent may be granted or withheld at the sole discretion of the Landlord, the Covenantee and Parkway Novena Pte Ltd and rf granted, subject to such conditions as may be imposed by the Landlord, the Covenantee and Parkway Novena Pte Ltd . carry out any of the following activities in the Premises

(i)	set up any radiology department or carry out any radiological activities;

(ii)	conduct any laboratory work,

(iii)	conduct any surgical procedure except minor surgical procedures as defined in the table of surgical procedures published by the Ministry of Health and such other revisions thereto from time to time;

(iv)	dispense any medicine except to the Tenants own patients:

(v)	conduct dialysis treatment in the Premises: and

(vi)	set up any hospital beds for any patients overnight stay.

(c)	Not to use any part of the Premises for storage of merchandise other than in the ordinary course of business of the Tenant or the specialist(s) practising at the Premises.

(d)	Not to let, sublet, sell or assign or transfer (otherwise than by way of security) the Premises without the prior written consent of the Landlord, the Covenantee and Parkway Novena Pte. Ltd. which consent shall not be unreasonably withheld where the Premises is to be used for the practice of specialist medicine and subject to conditions as may be imposed by the Covenantee and Parkway Novena Pte. Ltd.

(e)	Not to place or permit to be placed upon the floor of the Premises or any part of the Building a load in excess of four kiloNowtons per square metre (4.0 KN/m2) and shall, when required by the Convenantee or MCST 4094, distribute any load in accordance with the directions of the Covenantee and/or the management corporation.

Provided Always that nothing herein contained shall impose or be deemed to impose on the Covenantee any obligation to impose the aforesaid restrictive covenants or any of them upon any other covenantor / subsidiary proprietor of any unit in the development or to enforce or effectuate the aforesaid restrictive covenants or any of them against the Tenant or any other covenantor / subsidiary proprietor of any unit in the development, or their respective successors, assignees and personal representatives.

2.	Referral of Patients

For the purpose of providing seamless care to patients, the Tenant covenants that the Tenant shall endeavor to. and where applicable shall procure the specialist(s) practising in the Premises to endeavor to, refer ail patients seeking consultation at the Premises and who require laboratory investigations, radiological examinations, and other ancilliary medical tests to the medical examination facilities in the healthcare facilities owned or controlled directly or indirectly by the Parkway Group, and the admission of all such patients who require hospitalization and/or medical procedures and services to the hospitals in the Parkway Group For the purposes of this Clause, “Parkway Group” shall mean Parkway Hospitals Singapore Pte Ltd, Parkway Laboratory Services Ltd. Medi-Rad Associates Ltd and Parkway Shenton Pte Ltd or such other healthcare facilities and/or hospital owned or controlled directly or indirectly by Parkway Holdings Limited from time to time as notified to the Tenant by Parkway Holdings Limited.

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